Exhibit 4.17

SECOND AMENDMENT TO THE PURCHASE AGREEMENT dated November 12th, 2009

AMONG:
COPERNIC INC., a corporation duly incorporated under the laws of Ontario, having its head office at 66 Wellington Street West, Suite 4200, Toronto, Ontario, M5K 1N6, herein acting and represented by Marc Ferland, its President and Chief Executive Officer, duly authorized for the purposes hereof as he so declares;

(the “Seller”)

AND:
EMPRESARIO INC., a corporation duly incorporated, under the laws of the State of Illinois, having its head office at 216 S. Jefferson, Suite 304, Chicago, Illinois, USA, 60661, herein acting and represented by Omar Solis, its President, duly authorized for the purposes hereof as he so declares;

(the “Purchaser”)

AND:	OMAR SOLIS, residing at 216 S. Jefferson, Suite 304, Chicago, Illinois, USA, 60661;

(the “Guarantor”)

(the Seller, the Guarantor and the Purchaser are referred individually as to as “Party” and collectively as “Parties”.)

WHEREAS the Seller and the Purchaser entered into an asset purchase agreement (the “Purchase Agreement”) dated May 14, 2009, pursuant to which the Purchaser agreed to purchase and the Seller agreed to sell the Purchased Assets, subject to the terms and conditions set forth in the Purchase Agreement;

WHEREAS the Parties amended the Purchase Agreement by way of amendment on June 30, 2009, (the “First Amendment”).

WHEREAS the Parties wish to further amend the Purchase Agreement in accordance with the terms herein provided and in conformity with Section 1.7 of the Purchase Agreement which states that the Purchase Agreement may be amended, modified or supplemented only by a written agreement signed by all Parties;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged by each Party, the Parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

The capitalized words and expressions used in this Agreement shall have the meaning ascribed thereto in the Purchase Agreement unless otherwise provided herein. All deletions, annulments, replacements, additions and other amendments to or from the Purchase Agreement contemplated hereby shall be effective as of and from the date hereof.

ARTICLE 2
AMENDMENT

2.1          Purchase Price and Terms of Payment

2.1.1      Section 4.1 (Purchase Price) is hereby amended to delete the number “$5,000,000” and replacing same with “4,447,230.23”.

2.1.2       Section 4.2 (Repayment) of the Purchase Agreement shall be amended by deleting “of $200,000” where it appears in such section as well as deleting the last sentence thereof and replacing with the following: “equal to the amount set forth in Section 4.3. All payments hereunder shall be applied firstly to the unpaid and accrued Interest and the balance to the unpaid balance of the Purchase Price.

2.1.3      Section 4.3 (Terms of Payment) of the Purchase Agreement is amended to delete the number and words “twenty-five (25)” and replace same with “thirty-six (36)” and “$200,000” is replaced with the phrase “the greater of $100,000 or 85% of gross monthly revenues of the Purchaser as set forth in Schedule 4.5 hereof. The Seller shall have the right to audit such revenues at its cost and the Purchaser shall allow the Seller access to his books and records to facilitate such audit”. In addition, the reference to “September 15th, 2011” is deleted and replaced with “August 15th 2012.”

2.1.4      Schedule 4.5 set forth in the First Amendment is replaced by the new Schedule 4.5 annexed hereto.

2.1.5      Section 4.5 (Interest) of the Purchase Agreement is amended by deleting the words “four percent” and number “4” and replacing said number with the number “13.6”.

2.1.6      Section 4.5 (Interest) of the Purchase Agreement is amended by deleting the addition made to said Section 4.5 in the First Amendment and by deleting the last two sentences of Section 4.5 and replacing said by the following:

“The Purchaser shall pay all Interest accrued as part of the Monthly Payments as set forth in the attached Schedule 4.5 with any such Monthly Payment paid being applied first to accrued and unpaid Interest, and the balance thereof, if any, will be applied to the unpaid balance of the Purchase Price.”

2.1.7     Section 4.6 (Shortfall) of the Purchase Agreement is amended to delete the number “200,000” wherever it appears in said section and replaced with the phrase “the amount of the Monthly Payment set forth in Section 4.3”.

ARTICLE 3
GENERAL

3.1          Benefit of the Agreement

This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto.

3.2          Construction of Agreement

The Preamble hereof and Schedule(s) hereto are incorporated herein by reference and constitute an integral part hereof as though recited herein at length. Reference in this Agreement to the terms “this Agreement”, “herein”, “hereof, “hereto”, “hereunder”, “hereby” and words of similar import shall be deemed to constitute a reference to this Amendment to the Purchase Agreement as a whole (as the same may be supplemented, amended, restated or replaced from time to time) and not to any particular Article, Section, Schedule or other division of this Agreement. The division of this Agreement into Articles, Sections, Schedules and the insertion of other divisions and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

3.3          Assignment

This Agreement may not be assigned by any Party without the prior written consent of the other Parties.

3.4          Entire Agreement

The Purchase Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matters hereof and cancels and supersedes any prior understanding, and agreement between the Parties hereto with respect thereto. There are no representations, warranties, terms, conditions or undertakings, express, implied or statutory, between the Parties other than as expressly set forth in this Agreement. The Purchase Agreement is not intended to confer upon any Person, other than the Parties hereto and their respective successors and permitted assigns, any rights or remedies.

3.5          Extent of Amendment

This Agreement shall be construed in connection with and as part of the Purchase Agreement, as amended by the First Amendment, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Purchase Agreement, as amended by the First Amendment, except as herein modified or supplemented, are hereby confirmed and shall remain in full force and effect.

3.6          Counterparts

This Agreement may be executed in one or more counterparts, each of which shall conclusively be deemed to be an original but all of which taken together shall be deemed to constitute one and the same Agreement. A facsimile transmission of the Agreement bearing a signature on behalf of a Party shall be legal and binding on such Party.

3.7          Language

The Parties hereto acknowledge that they have expressly required that the present Agreement and all schedules, documents and notices relating thereto be drafted in the English language. Les parties aux présentes déclarent qu ’elks ont expressément exigé que la présente convention et tous les annexes, documents ou avis qui y sont afférents soient rédigés en anglais.

(remainder of this page left blank intentionally)

(signature page to the Amendment to the Purchase Agreement)

COPERNIC INC.

Per:
JEAN-ROCK FOURNIER

EMPRESARIO INC.

Per:
Omar Solis

AND TO THIS AGREEMENT INTERVENED THE GUARANTOR, who agrees to continue to be bound by the terms of the original guarantee executed on May 14, 2009 and who agrees to the terms set forth herein.

OMAR SOLIS

Copernic	SCHEDULE 4.5
Search Unit Offer
Interest and Capital Table

Interest Rate			13.60%

Opening date	Period	Opening Balance	Interest		Capital	Payment	Closing Balance	Closing date
30-juin-09	0.5	4 447 230.23	25 129.97	-	25 129.97		4 472 360.20	15-juil-09
15-juil-09	1	4 472 360.20	25 271.97	-	25 271.97		4 497 632.17	31-juil-09
31-juil-09	1.5	4 497 632.17	25 414.78	-	25 414.78		4 523 046.95	15-aout-09
15-aout-09	2	4 523 046.95	25 558.39	-	25 558.39		4 548 605.33	31-aout-09
31-aout-09	2.5	4 548 605.33	25 702.81		74 297.19	100000.00	4 474 308.14	15-sept-09
15-sept-09	3	4 474 308.14	25 282.98	-	25 282.98		4 499 591.12	30-sept-09
30-sept-09	3.5	4 499 591.12	25 425.85		74 574.15	100000.00	4 425 016.97	15-oct-09
15-oct-09	4	4 425 016.97	25 004.45	-	25 004.45		4 450 021.42	31-oct-09
31-oct-09	4.5	4 450 021.42	25 145.74		151 354.60	176500.34	4 298 666.82	15-nov-09
15-nov-09	5	4 298 666.82	24 290.48	-	24 290.48		4 322 957.31	30-nov-09
30-nov-09	5.5	4 322 957.31	24 427.74		150 640.63	175068.37	4 172 316.67	15-dec-09
15-dec-09	6	4 172 316.67	23 576.52	-	23 576.52		4 195 893.19	31-dec-09
31-dec-09	6.5	4 195 893.19	23 709.74		149 926.66	173636.40	4 045 966.53	15-janv-10
15-janv-10	7	4 045 966.53	22 862.55	-	22 862.55		4 068 829.07	31-janv-10
31-janv-10	7.5	4 068 829.07	22 991.74		149 212.70	172204.44	3 919 616.38	15-fevr-10
15-fevr-10	8	3 919 616.38	22 148.58	-	22 148.58		3 941 764.96	28-fevr-10
28-fevr-10	8.5	3 941 764.96	22 273.74		148 498.73	170772.47	3 793 266.23	15-mars-10
15-mars-10	9	3 793 266.23	21 434.61	-	21 434.61		3 814 700.84	31-mars-10
31-mars-10	9.5	3 814 700.84	21 555.74		147 784.76	169340.50	3 666 916.08	15-avr-10
15-avr-10	10	3 666 916.08	20 720.65	-	20 720.65		3 687 636.73	30-avr-10
30-avr-10	10.5	3 687 636.73	20 837.73		147 070.80	167908.53	3 540 565.93	15-mai-10
15-mai-10	11	3 540 565.93	20 006.68	-	20 006.68		3 560 572.61	31-mai-10
31-mai-10	11.5	3 560 572.61	20 119.73		146 356.83	166476.56	3 414 215.79	15-juin-10
15-juin-10	12	3 414 215.79	19 292.71	-	19 292.71		3 433 508.50	30-juin-10
30-juin-10	12.5	3 433 508.50	19 401.73		145 642.86	165044.59	3 287 865.64	15-juil-10
15-juil-10	13	3 287 865.64	18 578.75	-	18 578.75		3 306 444.38	31-juil-10
31-juil-10	13.5	3 306 444.38	18 683.73		144 928.90	163612.63	3 161 515.49	15-aout-10
15-aout-10	14	3 161 515.49	17 864.78	-	17 864.78		3 179 380.27	31-aout-10
31-aout-10	14.5	3 179 380.27	17 965.73		144 214.93	162180.66	3 035 165.34	15-sept-10
15-sept-10	15	3 035 165.34	17 150.81	-	17 150.81		3 052 316.15	30-sept-10
30-sept-10	15.5	3 052 316.15	17 247.73		143 500.96	160748.69	2 908 815.19	15-oct-10
15-oct-10	16	2 908 815.19	16 436.85	-	16 436.85		2 925 252.04	31-oct-10
31-oct-10	16.5	2 925 252.04	16 529.73		142 786.99	159316.72	2 782 465.04	15-nov-10
15-nov-10	17	2 782 465.04	15 722.88	-	15 722.88		2 798 187.92	30-nov-10
30-nov-10	17.5	2 798 187.92	15 811.72		142 073.03	157884.75	2 656 114.90	15-dec-10
15-dec-10	18	2 656 114.90	15 008.91	-	15 008.91		2 671 123.81	31-dec-10
31-dec-10	18.5	2 671 123.81	15 093.72		141 359.06	156452.78	2 529 764.75	15-janv-11
15-janv-11	19	2 529 764.75	14 294.95	-	14 294.95		2 544 059.69	31-janv-11
31-janv-11	19.5	2 544 059.69	14 375.72		140 645.09	155020.82	2 403 414.60	15-fevr-11
15-fevr-11	20	2 403 414.60	13 580.98	-	13 580.98		2 416 995.58	28-fevr-11
28-fevr-11	20.5	2 416 995.58	13 657.72		139 931.13	153588.85	2 277 064.45	15-mars-11
15-mars-11	21	2 277 064.45	12 867.01	-	12 867.01		2 289 931.46	31-mars-11
31-mars-11	21.5	2 289 931.46	12 939.72		139 217.16	152156.88	2 150 714.30	15-avr-11
15-avr-11	22	2 150 714.30	12 153.04	-	12 153.04		2 162 867.35	30-avr-11
30-avr-11	22.5	2 162 867.35	12 221.72		138 503.19	150724.91	2 024 364.16	15-mai-11
15-mai-11	23	2 024 364.16	11 439.08	-	11 439.08		2 035 803.23	31-mai-11
31-mai-11	23.5	2 035 803.23	11 503.72		137 789.23	149292.94	1 898 014.01	15-juin-11
15-juin-11	24	1 898 014.01	10 725.11	-	10 725.11		1 908 739.12	30-juin-11
30-juin-11	24.5	1 908 739.12	10 785.71		137 075.26	147860.97	1 771 663.86	15-juil-11
15-juil-11	25	1 771 663.86	10 011.14	-	10 011.14		1 781 675.00	31-juil-11
31-juil-11	25.5	1 781 675.00	10 067.71		136 361.29	146429.01	1 645 313.71	15-aout-11
15-aout-11	26	1 645 313.71	9 297.18	-	9 297.18		1 654 610.89	31-aout-11
31-aout-11	26.5	1 654 610.89	9 349.71		135 647.32	144997.04	1 518 963.56	15-sept-11
15-sept-11	27	1 518 963.56	8 583.21	-	8 583.21		1 527 546.77	30-sept-11
30-sept-11	27.5	1 527 546.77	8 631.71		134 933.36	143565.07	1 392 613.41	15-oct-11
15-oct-11	28	1 392 613.41	7 869.24	-	7 869.24		1 400 482.66	31-oct-11
31-oct-11	28.5	1 400 482.66	7 913.71		134 219.39	142133.10	1 266 263.27	15-nov-11
15-nov-11	29	1 266 263.27	7 155.28	-	7 155.28		1 273 418.54	30-nov-11
30-nov-11	29.5	1 273 418.54	7 195.71		133 505.42	140701.13	1 139 913.12	15-dec-11
15-dec-11	30	1 139 913.12	6 441.31	-	6 441.31		1 146 354.43	31-dec-11
31-dec-11	30.5	1 146 354.43	6 477.71		132 791.46	139269.16	1 013 562.97	15-janv-12
15-janv-12	31	1 013 562.97	5 727.34	-	5 727.34		1 019 290.31	31-janv-12
31-janv-12	31.5	1 019 290.31	5 759.71		132 077.49	137837.20	887 212.82	15-fevr-12
15-fevr-12	32	8 872 12.82	5 013.37	-	5 013.37		892 226.20	29-fevr-12
29-fevr-12	32.5	8 922 26.20	5 041.70		131 363.52	136405.23	760 862.67	15-mars-12
15-mars-12	33	7 608 62.67	4 299.41	-	4 299.41		765 162.08	31-mars-12
31-mars-12	33.5	7 651 62.08	4 323.70		130 649.56	134973.26	634 512.53	15-avr-12
15-avr-12	34	6 345 12.53	3 585.44	-	3 585.44		638 097.97	30-avr-12
30-avr-12	34.5	6 380 97.97	3 605.70		129 935.59	133541.29	508 162.38	15-mai-12
15-mai-12	35	5 081 62.38	2 871.47	-	2 871.47		511 033.85	31-mai-12
31-mai-12	35.5	5 110 33.85	2 887.70		129 221.62	132109.32	381 812.23	15-juin-12
15-juin-12	36	3 818 12.23	2 157.51	-	2 157.51		383 969.74	30-juin-12
30-juin-12	36.5	3 839 69.74	2 169.70		128 507.66	130677.35	255 462.08	15-juil-12
15-juil-12	37	2 554 62.08	1 443.54	-	1 443.54		256 905.62	31-juil-12
31-juil-12	37.5	2 569 05.62	1 451.70		256 905.62	258357.32	-	15-aout-12

Total			1 079 559.04		4 447 230.23	5 526 789.27